Exhibit 31.3

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Stephen R. Light, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Xerium Technologies, Inc. (the “Registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Intentionally omitted];

4. [Intentionally omitted];

5. [Intentionally omitted].

Date: April 28, 2008

/s/ Stephen R. Light
Stephen R. Light President and Chief Executive Officer
(Principal Executive Officer)